UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2006

Nephros, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32288

Delaware	13-3971809
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York 10032
(Address of Principal Executive Offices)
(Zip Code)

(212) 781-5113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 30, 2006, Nephros, Inc. (“Nephros”) entered into a Subscription Agreement with each of Kudu Partners, L.P. and LJHS Company (collectively, the “Investors”), pursuant to which the Investors agreed to purchase an aggregate of $200,000 principal amount of 6% Secured Convertible Notes due 2012 (“Notes”) of Nephros, for the face value thereof. Nephros’s sale of Notes to these Investors is a continuation of the financing that includes Nephros’s sale, on June 1, 2006, of an aggregate of $5,000,000 principal amount of Notes having similar terms, as described in Nephros’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2006.

The Notes accrue interest at a rate of 6% per annum, compounded annually and payable in arrears at maturity. Principal and accrued interest on the Notes are convertible at any time at the holder’s option into shares of common stock, par value $0.001 per share, of Nephros (“Common Stock”) at an initial conversion price of $2.10 per share (subject to anti-dilution adjustments upon the occurrence of certain events). The Notes are secured by substantially all of Nephros’s assets.

Outstanding principal and interest on the Notes may be prepaid by Nephros at any time, subject to applicable premiums. In addition to the applicable prepayment premium, upon any prepayment of the Notes occurring on or before June 1, 2008, Nephros must issue the holder of such Notes warrants (“Prepayment Warrants”) to purchase a quantity of Common Stock equal to three shares for every $20 principal amount of Notes prepaid at an exercise price of $0.01 per share (subject to adjustment). Unless and until Nephros’s stockholders approve the issuance of shares of Common Stock upon conversion of the Notes and exercise of the Prepayment Warrants as may be required by the applicable rules and regulations of the American Stock Exchange, Nephros shall not issue any shares of Common Stock upon conversion of the Investors’ Notes or exercise of any Prepayment Warrants that may be issued pursuant to such Notes. Nephros may cause the Notes to be converted at their then effective conversion price, if the Common Stock achieves average last sales prices of at least 240% of the then effective conversion price and average daily volume of at least 35,000 shares (subject to adjustment) over a prescribed time period.

In connection with the sale of the Notes, each Investor became a party to the Registration Rights Agreement, dated June 1, 2006, pursuant to which Nephros has granted certain demand and piggy-back registration rights with respect to the shares of Common Stock issuable upon conversion of Notes or exercise of Prepayment Warrants, if any.

The forms of the Subscription Agreement and the Note are being filed as exhibits to this Current Report on Form 8-K, and the descriptions of such documents set forth herein are summary only and are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference. The form of Prepayment Warrant and a copy of the Registration Rights Agreement were included as Exhibits 4.2 and 10.2, respectively, to Nephros’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2006 and the descriptions of such documents set forth herein are summary only and are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Certain disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Subject to certain terms and conditions, the outstanding principal of and accrued interest on the Notes may become immediately due and payable upon the occurrence of any of the following events of default: Nephros’s failure to pay principal or interest on the Notes when due; certain bankruptcy-related events with respect to Nephros; material breach of any representation, warranty or certification made by Nephros in or pursuant to the Note, or under the Registration Rights Agreement or the Subscription Agreement; Nephros’s incurrence of Senior Debt (as defined in the Note); the acceleration of certain other debt of Nephros; or the rendering of certain judgments against Nephros.

Item 3.02. Unregistered Sales of Equity Securities.

Certain disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Nephros has determined that the issuance of the Notes and any securities issuable upon conversion or prepayment of the Notes or exercise of Prepayment Warrants are exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof and/or Regulation D promulgated thereunder. The Investors represented their status as sophisticated investors, as well as their intention to acquire the Notes and any Common Stock issuable upon conversion thereof for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the Notes and will be affixed to the share certificates for any such Common Stock. Moreover, each Investor either received adequate information about Nephros or had access to such information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of 6% Secured Convertible Note due 2012
10.1	Form of Subscription Agreement, dated as of June 30, 2006, between Nephros and each Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2006

                                                            NEPHROS, INC.

                                                            By: /s/ Norman J. Barta
                            Norman J. Barta
                            Chief Executive Officer (Principal
                            Executive Officer)